Clients Copy

J. SAFRA SARASIN

Sustainable Swiss Private Banking since 1841

Bank J. Safra Sarasin Ltd, Singapore Branch

and

Plutus Asset Management Limited

COLLABORATION AGREEMENT WITH EXTERNAL ASSET MANAGER

THIS AGREEMENT is made the day of October 20 .

BETWEEN:-

1. **Bank J. Safra Sarasin Ltd, Singapore Branch**, a branch of Bank J. Safra Sarasin Ltd incorporated in and under the laws of Switzerland, whose principal place of business in Singapore is 8 Marina View #25-01 Asia Square Tower 1 Singapore 018960 (the "**Bank**"); and

2. Plutus Asset Management Limited, a company incorporated in and under the laws of Hong Kong, whose registered office is at 8/F, 80 Gloucester Road, Wan Chai, Hong Kong (the "**Asset Manager**"),

(each a "**party**" and together the "**parties**").

WHEREAS:

1. The Asset Manager provides investment advisory and discretionary management services to its clients (the "**Prospective Clients**") pursuant to asset management mandates agreed with its clients.

2. The Asset Manager and the Bank intend to collaborate in connection with the provision of banking, custody and execution services by the Bank to certain clients of the Asset Manager, in relation to assets of such clients managed by the Asset Manager (in accordance with pre-existing and confidential asset management mandates between such clients and the Asset Manager) and deposited with the Bank.

3. The parties wish to enter into this Agreement to reflect the terms of such collaboration.

NOW IT IS HEREBY AGREED as follows:-

1. INTERPRETATION

1.1 In this Agreement, the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

"**Account**", in relation to a Client, means every account with the Bank in the name of the Client and includes all sub-accounts opened with the Bank.

"**AML/CFT**" means anti-money laundering and countering the financing of terrorism.

"**Anti-Money Laundering Rules**" means all applicable laws, regulations, notices, guidelines, directives, circulars or requirements in the relevant jurisdiction which are applicable to the Bank for the prevention of or in relation to money laundering or terrorism financing, as may be modified, amended, supplemented, revised or replaced from time to time, including without limitation:

(a) Notice 626;

(b) Guidelines to Notice 626;

(c) the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act, Chapter 65A of Singapore;

(d) Terrorism (Suppression of Financing) Act, Chapter 325 of Singapore; and

(e) United Nations (Anti-Terrorism Measures) Regulations (Chapter 339, Regulation 1) enacted under the United Nations Act, Chapter 339 of Singapore.

"**Assets**", in relation to a Client, means all assets held in the Account.

"**Client**" means a client of the Asset Manager who has opened an Account with the Bank.

"**Effective Date**" means the date of this Agreement.

"**Investment Mandate**", in relation to a Client, means the investment mandate which the Client has agreed with the Asset Manager.

"**Guidelines to Notice 626**" means Guidelines to MAS Notice 626 on Prevention of Money Laundering and Countering the Financing of Terrorism – Banks issued by the MAS.

"**MAS**" means the Monetary Authority of Singapore.

"**Notice 626**" means MAS Notice 626 on Prevention of Money Laundering and Countering the Financing of Terrorism – Banks issued by the MAS.

"**Remuneration**" shall have the meaning ascribed to it in Clause 6.1.

1.2 In this Agreement, a reference to a "Clause", unless the context otherwise requires, is a reference to a Clause of this Agreement.

1.3 The headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement.

1.4 Except where the context otherwise requires, references to any person include its successors, permitted assignees and delegates.

1.5 In this Agreement, the singular shall include the plural and vice versa and the masculine gender shall include the feminine and neuter gender and vice versa and any reference to a person includes any individual, company, partnership, corporation or other legal entity whatsoever.

2. TERM OF AGREEMENT

The provisions of this Agreement shall become effective on the Effective Date and shall remain in force unless terminated in accordance with the provisions of this Agreement.

3. OPENING OF ACCOUNTS BY CLIENTS

The Bank, at its absolute discretion, may refuse to open an Account for any Prospective Client or terminate an existing business relationship with and/or the Account of any Client.

The Bank shall be under no obligation to provide any reason for any such decision made by the Bank.

4. RIGHTS AND OBLIGATIONS OF THE ASSET MANAGER

4.1 The Asset Manager acknowledges and agrees that the opening and maintenance of Accounts for Prospective Clients shall be subject to the Bank's policies, procedures and guidelines (including without limitation the Bank's client acceptance procedures) and all applicable laws and regulations (including without limitation the Anti-Money Laundering Rules).

4.2 The Asset Manager represents and warrants to and undertakes with the Bank that it has conducted and shall be performing all necessary customer due diligence measures on each Prospective Client as may be required under Notice 626 or the Guidelines to Notice 626 (each as may be amended from time to time) and is reasonably satisfied that the assets of each Prospective Client are not the result of any unlawful activities.

4.3 The Asset Manager acknowledges that the contents of the Investment Mandate or any other agreements, understandings or internal instructions between the Client and the Asset Manager are not known to the Bank. The rights and obligations of the Asset Manager to manage and operate a Client's Account in dealings with the Bank shall be expressly stated in the "Power of Attorney in Favour of External Asset Manager" as prescribed by the Bank from time to time and signed by the Client (the "**Power of Attorney**"). The Asset Manager shall immediately inform the Bank in writing if the Client revokes the Power of Attorney authorising the Asset Manager to manage and operate the Client's Account. The Asset Manager shall be solely responsible to the Client for the management and maintenance of the Account and the chosen investment policies. The Asset Manager acknowledges and agrees that:

(a) the Bank is not, and will not be, responsible for advising the Client, or managing and investing the assets in the Client's Account;

(b) the Bank has no duty to and will not give any advice (whether investment or tax related) or make recommendations of any kind to the Client;

(c) the Bank has no duty to give any advice (whether investment or tax related) or make recommendations of any kind to the Asset Manager;

(d) the Asset Manager will not rely on any communication (written or oral) of the Bank as investment advice or recommendation to enter into any trade; and

(e) while the Bank may from time to time communicate information in relation to investments or trades to the Asset Manager, the Bank assumes no responsibility for the Client's portfolio or for any investments or trades made for the Client's Account, and the Asset Manager should not rely on or consider any such suggestions, information, explanations or views expressed as investment advice or a recommendation to enter into any investment or trade for any Client's Account.

4.4 The Asset Manager shall be solely responsible, in respect of each Client, for:-

(a) advising the Client and managing and investing the Assets. All investment decisions relating to the Assets (including all rights of voting conferred by any investments) shall be made by the Asset Manager in its sole and absolute discretion;

(b) liaising with and informing the Client on the trades, actions, investments and investment decisions executed for the Account;

(c) understanding and obtaining information about the Client's profile, including but not limited to the Client's investment objectives, risk tolerance, investment experience and knowledge, investment time horizon, financial situation and constraints such as investment preference and liquidity needs;

(d) ensuring that proper due diligence is carried out on the investments, reviewing the relevant product sheets, prospectuses, offering memoranda, subscription forms and indemnity forms relating to the investments, explaining the risks and restrictions of the investments to the Client and ensuring that proper documentation is in place for all investments made and that the Client is eligible to purchase and hold the investments in accordance with the terms prescribed by the issuers of the investments;

(e) ensuring that the investments are suitable for the Client, taking into consideration the Investment Mandate;

(f) ensuring that the relevant features and risk-reward characteristics of the investments are consistent with the Client's profile, taking into account the Client's overall investment portfolio, and that there are no mismatches between the Client's risk profile and the investments made, to be made or otherwise held for the Client's account;

(g) reviewing and/or monitoring all investments and keeping the Client regularly informed of the risks related to and the performance of the investments in the Account;

(h) informing the Bank in the event that the Asset Manager is aware of any insider trading of securities by any Client, any breach by any Client of applicable securities laws and regulations or rules of securities exchanges or any tax offences committed by any Client. The Bank reserves the right not to carry out any instructions of the Asset Manager to place trades on behalf of any Client if the Bank has any reason to believe that such trades will result in insider trading or breach of applicable securities laws and regulations or rules of securities exchanges; and

(i) keeping complete and proper books, records and documentation in respect of all of the Asset Manager's responsibilities under Clause 4.4(a) to (h).

Notwithstanding the Bank's Account Opening Terms and Conditions and any other of the Bank's terms and conditions with respect to particular accounts, facilities, products or services provided by the Bank, as amended and supplemented from time to time, in accordance with which the Accounts will be operated, where any Client needs more information on a proposed trade or investment, the Asset Manager acknowledges and agrees that the Client should request only the Asset Manager, and not the Bank, to provide such information. Where any Client requires any clarification on any financial information or report, the Asset Manager

acknowledges and agrees that such Client should contact only the Asset Manager, and not the Bank, to obtain such clarification.

4.5 Notwithstanding Clause 8.1 below, the Asset Manager is responsible for disclosing to the Prospective Clients and Clients the existence of this Agreement as well as any remuneration paid to it by the Bank (including without limitation any volume discounts (refunds) on the fees or commissions charged to or revenue generated from a Prospective Client or Client) in relation to their introduction of Clients to the Bank and any conflicts of interest that may arise for the Asset Manager in receiving such commission. The Bank reserves the right to inform any Prospective Client or Client of the existence of this Agreement and in respect of any Client, any such remuneration paid to the Asset Manager by the Bank in respect of that Client and any conflicts of interest that may arise for the Asset Manager in receiving such remuneration.

4.6 The Asset Manager shall take measures to ensure that all Clients are treated equally when placing global orders for more than one Client. Allocations of orders to each of the Clients must occur no later than 30 minutes after the Asset Manager has placed the global orders. Transactions for the Asset Manager's own account must be declared as such before or at the time that the order is placed.

4.7 The Asset Manager shall forthwith upon receipt of any moneys, securities or other assets which it becomes possessed of in the course of performing its duties and functions under this Agreement, transfer them to the Bank as the provider of custodial services in relation to each Account, and will hold any such assets in trust for the Client and separate such assets from its own assets pending such transfer to the Bank.

4.8 The Asset Manager shall keep or cause to be kept such books, records, accounts and statements as may be required to give a complete record of all transactions carried out by the Asset Manager on behalf of each Client in respect of the investment and divestment of Assets. Such record shall include a statement of Assets of the Client, details of investments purchased, sold and otherwise disposed of during any relevant period, and the cost and value of each investment forming part of the Client's portfolio of investments at the end of such period.

4.9 The Asset Manager hereby represents and warrants that:

(a) it is a corporation duly incorporated and validly existing under the laws of the country of its incorporation with power and authority to enter into and perform its obligations under this Agreement;

(b) its execution, delivery and performance of this Agreement have been duly and validly authorised and this Agreement constitutes legal, valid and binding obligations of the Asset Manager enforceable against it;

(c) the execution, delivery and performance of this Agreement in accordance with its terms will not in any way give rise to a breach of any obligation owed by the Asset Manager to any third party;

(d) it holds and shall continue to hold all licences, permissions, authorisations and consents necessary in any jurisdiction to enable it to perform its obligations under this

Agreement and shall notify the Bank in writing immediately should any such licence, permission, authorisation or consent cease to be in full force and effect or should the Asset Manager have any reason to believe that such licence, permission, authorisation or consent may cease to be in full force and effect;

(e) it is subject to and supervised by a local supervisory authority for compliance with AML/CFT requirements consistent with standards set by the Financial Action Task Force and has adequate measures in place to comply with those requirements;

(f) it has fully disclosed to the relevant Prospective Clients and Clients its potential receipt of remuneration under this Agreement (including without limitation any volume discounts (refunds) on the fees or commissions charged to or revenue generated from a Prospective Client or Client) and obtained their requisite consent to be so remunerated, and (at the Bank's request) shall provide the Bank with documentary evidence of such consent having been obtained;

(g) no action or any other steps have been taken and no legal proceedings have been started or (to the best of its knowledge and belief) threatened against the Asset Manager for the winding-up of the Asset Manager or for the appointment of a receiver, judicial manager, administrator, administrative receiver, compulsory manager, trustee or similar officer of the Asset Manager or of any or all of its respective assets; and

(h) no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against the Asset Manager.

4.10 The Asset Manager further represents, warrants and undertakes with the Bank that:

(a) in performing its activities under this Agreement, it will fully comply with all local laws and regulations (including without limitation the Anti-Money Laundering Rules);

(b) the performance of this Agreement by itself shall be lawful under the laws and regulations of any jurisdiction that may apply to or regulate the activities of the Asset Manager, and the Asset Manager shall comply at all times with all applicable laws and regulations of any jurisdiction and the terms of any licences, permissions, authorisations or consents necessary to enable it to perform this Agreement;

(c) it shall not, without the Bank's prior written permission, use the Bank's name, trade mark, symbol or logo in its advertising, marketing or promotional materials;

(d) if and when it will be collecting account opening documents from any Prospective Client or Client and transmitting such documents to the Bank in the course of assisting in the opening of an Account, it shall inform the Prospective Client or Client that it is only helping the Prospective Client or Client to pass such documents to the Bank and is not accepting such documents on behalf of the Bank and has no authority to bind the Bank;

(e) it shall inform the Bank in writing immediately if (i) any dispute arises between the Asset Manager and any Client in respect of activities conducted by the Asset Manager in any jurisdiction; (ii) any Client makes any complaint against or involving

the Asset Manager in any jurisdiction; (iii) any Client threatens or commences legal proceedings against the Asset Manager in any jurisdiction; or (iv) the Asset Manager enters into any settlement agreement or arrangement with any Client arising from any dispute involving the Asset Manager;

(f) it shall ensure that all Clients will comply with the Anti-Money Laundering Rules and shall keep the Bank informed of any changes in the status or information provided to the Bank in respect of any Clients;

(g) it shall take such steps and provide any assistance as the Bank at any time may reasonably require to perform its obligations under applicable laws and regulations (including without limitation the Anti-Money Laundering Rules); and

(h) it shall not or commit any act, matter or thing which would or might prejudice or bring into disrepute in any manner the business or reputation of the Bank.

5. RELATIONSHIP BETWEEN THE BANK AND THE ASSET MANAGER

Nothing in this Agreement shall constitute a partnership or joint venture or establish a relationship of principal and agent, employer and employee or any other relationship of a similar nature between the parties. The Asset Manager shall have no authority to bind the Bank in any transaction, give any advice or recommendation or make any representation on behalf of the Bank or act for or represent the Bank in any way. The Asset Manager irrevocably undertakes that it shall not make any representation or warranty or purport to make any representation or warranty on behalf of the Bank to any third party.

6. REMUNERATION

6.1 In consideration of the Asset Manager introducing Clients to the Bank pursuant to this Agreement, the Bank shall pay to the Asset Manager remuneration on the terms as set out and agreed in Schedule 1 ("**Remuneration**").

6.2 In the event both Options 1 and 2 of Schedule 1 are chosen and apply, the Bank shall confirm in writing to the Asset Manager which Option or remuneration model shall apply to each Client respectively. For the avoidance of doubt, only one model shall apply to a Client, and the Bank´s aforesaid written confirmation shall be deemed to be conclusive. The amount of Remuneration to be paid to the Asset Manager shall be conclusively determined by the Bank in good faith at its sole and absolute discretion.

6.3 Unless expressly stated in this Agreement, the Bank will not be liable for any costs (including, without limitation, foreign exchange losses, all duties, taxes and other levies, interest, service charges and legal costs on a full indemnity basis) incurred by the Asset Manager in connection with this Agreement.

7. NON-EXCLUSIVITY

The collaboration between the parties pursuant to this Agreement is not on an exclusive basis and each party shall be free to enter into similar arrangements with other parties.

8. CONFIDENTIALITY

8.1 Save as expressly permitted under this Agreement, this Agreement and the contents of this Agreement are confidential and the Asset Manager undertakes to keep confidential, and shall procure that its employees, officers and agents keep confidential, the existence and contents of this Agreement and any confidential information received pursuant to this Agreement (including the identities of Clients, the existence of any relationship between the parties and information relating to the affairs of the Bank or any of its affiliates or delegates) (collectively referred to as the "**Confidential Information**"), and not disclose such information to any third party unless disclosure is required by applicable law or regulations or the Bank has provided express written consent prior to the disclosure.

8.2 The Asset Manager acknowledges, and shall ensure that the Clients understand, that the Bank may disclose information relating to the Clients' Accounts in accordance with (a) the contractual agreements to be entered into between the Clients and the Bank, and (b) applicable laws and regulations in Singapore, as the case may be.

8.3 This Clause 8 shall survive the termination of this Agreement.

9. NO DELEGATION

In performing its duties and functions under this Agreement, the Asset Manager may act by its duly appointed officers, employees or agents, but shall not be entitled to delegate any of its duties and functions to any other person except on terms previously approved in writing by the Bank.

10. ASSIGNMENT AND TRANSFERS

10.1 The Asset Manager may not, without prior consent in writing of the Bank, assign or transfer any of its rights or obligations hereunder.

10.2 The Bank may, in its sole and absolute discretion without the consent of the Asset Manager, assign any of its rights or transfer by novation any of its rights and/or obligations hereunder, to another bank or financial institution or a trust fund or other entity within the J. Safra Sarasin Group that is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets.

11. VARIATION

No variation of this Agreement shall be valid unless it is in writing and signed by the parties, except where such variation is required under applicable law or regulations. Where such variation is required to comply with applicable law or regulations, such variation will take effect with or without the written consent of the parties upon receipt of written notification from the relevant party. For the avoidance of doubt, where any automatic variation of this Agreement gives rise to a conflict of laws issue between the parties which cannot be resolved, the affected party may terminate this Agreement under Clause 12.1(b) with immediate effect and the Remuneration shall be payable up to the date of termination only.

12. TERMINATION

12.1 Either party shall be entitled to terminate this Agreement immediately if the other party:

(a) becomes insolvent, is dissolved or goes into bankruptcy, liquidation, judicial management, receivership, administration or any other analogous proceedings; or

(b) has a conflict of laws issue arising out of Clause 11 of this Agreement.

12.2 Either party (the "**Non-Defaulting Party**") may terminate this Agreement immediately if the other party (the "**Defaulting Party**") is substantially failing to meet the standard of diligence appropriate to its activities or if the Defaulting Party commits (in the opinion of the Non-Defaulting Party) a material or persistent breach hereunder and fails to remedy such breach to the satisfaction of the Non-Defaulting Party within 60 days of receipt of a notice seeking rectification served on the Defaulting Party by the Non-Defaulting Party stating the nature of the breach and remedy sought.

12.3 The Bank may terminate this Agreement at any time by notice in writing to the Asset Manager following any finding by a court of law or arbitration tribunal of negligence, fraud, wilful act or wilful default by the Asset Manager.

12.4 Notwithstanding Clauses 12.1 to 12.3, either party may terminate this Agreement at any time by giving one (1) month's prior written notice to the other party.

12.5 The termination of this Agreement shall be without prejudice to accrued rights and liabilities of any party and any provisions expressed to survive the termination of this Agreement. Without prejudice to the generality of the foregoing, the Asset Manager shall be entitled to receive the Remuneration that has accrued but not yet paid (if any) up to the date of termination. The Bank shall, where applicable, prepare a statement in respect of any outstanding Remuneration and such statement shall, in the absence of manifest error, be conclusive and binding on the Asset Manager.

12.6 Upon termination of this Agreement, the Asset Manager shall (at the request of the Bank) deliver or cause to be delivered to the Bank all Confidential Information and/or books of accounts, records, registers, correspondence, documents and assets relating or relevant to the Accounts or the Bank in the possession of or under the control of the Asset Manager.

13. EXCLUSION OF LIABILITIES AND INDEMNITY

13.1 The Bank and its officers, employees and agents shall not be liable in any way to any Client for any losses, damages, liabilities, costs and expenses suffered or incurred by a Client as a result of or in connection with the Asset Manager's management of the Client's Assets (including any such losses, damages, liabilities, costs and expenses resulting from a breach of the Asset Manager's obligations under the Investment Mandate) (the "**Client's Losses**"). The Asset Manager shall remain fully liable for the same and hereby agrees to indemnify the Bank and its officers, employees and agents for any losses, damages, liabilities, costs (including legal costs) and expenses which may be suffered or incurred by any of them as a result of or in connection with any claim or action or proceeding which is brought by any Client against any of them in relation to the Client's Losses.

13.2 The Asset Manager further agrees to indemnify the Bank and its officers, employees and agents for any losses, damages, liabilities, costs (including legal costs) and expenses which may be suffered or incurred by any of them as a result of or in connection with:

(a) a breach by the Asset Manager of any of its representations, warranties and other obligations under this Agreement; or

(b) the fraud, illegal acts or omissions, wilful default or negligence of the Asset Manager or any of its officers, employees or agents.

14. COMMUNICATIONS

14.1 The Asset Manager shall, on the date of this Agreement, furnish to the Bank a written list of the full names of its representatives who are authorised to act for and on behalf of the Asset Manager in relation to the Accounts opened by the Clients, and with their Passport / Identity Card numbers, specimens of their signatures and an indication of whether each such representative will sign singly or jointly. Such authorisation shall be effective and relied upon by the Bank unless and until the Bank receives written notification to the contrary from the Asset Manager.

14.2 Any instructions given by the Asset Manager through its authorised representatives shall be subject to the same terms and conditions as those applicable to instructions given by the Client (which are set out in the Account Opening Terms and Conditions of the Bank) and all references to the "Account Holder" in the Account Opening Terms and Conditions shall be construed as references to the "Asset Manager" for the purposes of this Agreement.

14.3 The Bank reserves the right to record telephone calls or any other forms of communication between the Asset Manager and the Bank and the Asset Manager agrees to inform the Clients and its authorised representatives of the same accordingly.

15. DEALINGS WITH PERSONAL DATA

15.1 "**Personal Data**" means all data which is defined to be personal data under the Personal Data Protection Act 2012 of Singapore (the "**PDPA**"). This includes all information which identifies or which relates to an individual. Examples of Personal Data are an individual's name, NRIC number or FIN, name and residential address or mobile telephone number. For the purposes of this Agreement, Personal Data shall not include the business contact information (e.g. business email, business telephone number) of Clients or Prospective Clients.

15.2 Where the Asset Manager is required to handle Personal Data (e.g. Personal Data of the Clients or Prospective Clients, Personal Data of the Bank's staff or representatives or Personal Data of the staff or representatives of the Clients or Prospective Clients) on the Bank's behalf, or where the Bank sends any Personal Data to the Asset Manager, the Asset Manager shall:

(a) only collect, use or disclose such Personal Data strictly for the purposes for which Personal Data was conveyed to it by the Bank, and at all times strictly in accordance with any guidelines or instructions which the Bank has prescribed;

(b) protect the Personal Data in its possession or under its control by making reasonable security arrangements to prevent unauthorized access, collection, use or disclosure of the Personal Data; and

(c) delete such Personal Data immediately when it no longer requires the Personal Data to provide services to the Bank.

15.3 Where the Asset Manager has disclosed Personal Data of any third party (including Clients, Prospective Clients and/or staff and representatives of Clients or Prospective Clients), any of its staff or representatives or any other individuals (collectively "**third parties**") to the Bank, the Asset Manager:

(a) warrants that it has obtained the prior consent of such third parties for the Bank and its affiliates, service providers and agents to collect, use and disclose such Personal Data for all the purposes for which the Bank may collect, use or disclose such Personal Data, including the purposes as described in the Personal Data Policy Supplement (as applicable), a copy of which is available at www.jsafrasarasin.com, in accordance with the PDPA and any other applicable laws, regulations and/or guidelines; and

(b) shall indemnify the Bank and its affiliates, service providers and agents in respect of any penalties, liabilities, claims, demands, losses and damages as a result of its breach of the above warranty.

15.4 Personal Data may be transferred, held or processed by the Bank and its affiliates, service providers and agents within or outside Singapore, for the purposes described in this Clause 15.

15.5 In the event that the Asset Manager unintentionally or incidentally receives Personal Data from the Bank (e.g. the Asset Manager receives an email from the Bank by mistake and the email contains Personal Data), the Asset Manager shall inform the Bank of the same immediately and the Asset Manager:

(a) shall not collect, retain or store such Personal Data;

(b) shall not use or disclose such Personal Data; and

(c) shall delete such Personal Data immediately.

16. NOTICES

Any notice to be given under this Agreement shall be in writing and may be served by or sent by facsimile or other electronic transmission or posted by registered post or by courier to the registered office of the party for which it is intended. A notice served by post shall be deemed to be served on the third (in case of local mail) or the fifth (in case of airmail) business day following the day of delivery and in the case of facsimile or other electronic transmission, on the day of transmission, or, if such day is not a business day, the immediately following business day.

17. SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to

its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

18. APPLICABLE LAW AND DISPUTE RESOLUTION

18.1 This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

18.2 Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the arbitration rules of Singapore International Arbitration Centre ("**SIAC**") for the time being in force which rules are deemed to be incorporated by reference to this Clause. The tribunal shall consist of one arbitrator to be appointed by the chairman of SIAC. The language to be used in the arbitral proceedings shall be the English language.

19. COUNTERPARTS

This Agreement may be entered into in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20. THIRD PARTY RIGHTS

The parties agree that the persons referred to in Clauses 13.1, 13.2 and/or 15.3 (who are not parties to this Agreement) shall have the right to enforce the provisions of Clauses 13.1, 13.2 and/or 15.3 (as the case may be) against the Asset Manager pursuant to the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore (the "**CRTP Act**"). Save for the foregoing, a person who is not a party to this Agreement shall have no right under the CRTP Act to enforce or enjoy the benefit of any term of this Agreement.

21. FATCA

FATCA, the Foreign Account Tax Compliance Act, is part of a law passed by the United States in 2010 applicable worldwide as from 1 July 2014.

Summarized, the purpose of FATCA is to reduce tax evasion by requiring Foreign Financial Institutions ("**FFIs**") to report accounts owned by US taxpayers to the US government. FATCA's objectives are achieved by requiring FFIs to conduct due diligence of their accounts to detect any indicia of US status, to identify accounts held by US owners (defined very broadly) and to report them to the US Internal Revenue Service ("**IRS**").

The Asset Manager hereby certifies to the Bank that:

- [x] it does not hold any accounts for third parties and it is a Certified Deemed Compliant Foreign Financial Institution (under FATCA regulations); or
- [ ] it has registered with the IRS and obtained the following Global Intermediary Identification Number (GIIN):

____

The Asset Manager undertakes to inform the Bank shall this or any other representation made herein cease to be valid.

The Bank draws the attention of the Asset Manager to the fact that, under certain conditions, it may be legally obliged to provide information about a business relationship to the relevant Swiss and/or US authorities.

In particular, the Asset Manager shall comply with, and proactively assist the Bank to comply with the provisions of FATCA. Depending of the jurisdiction in which the Asset Manager is incorporated, the Asset Manager may itself be directly bound to comply with the FATCA Final Regulations and/or with the provisions of an Intergovernmental Agreement ("**IGA**") to facilitate the implementation of FATCA between the US and the Asset Manager's country of incorporation.

For the purpose of ensuring compliance with FATCA, the Asset Manager hereby undertakes to adopt and effectively implement processes and procedures with the following objectives:

- to conduct effective due diligence on its clients to ascertain their status under FATCA;
- to identify and immediately report to the Bank any clients considered as US clients under FATCA;
- to proactively assist the Bank in obtaining all documentation required under FATCA in connection with US clients including US Internal Revenue Service Form W-9 and the clients' consent to be disclosed and reported to the US or Swiss authorities;
- to report immediately to the Bank newly detected US indicia;
- to monitor on a continuous basis all changes in circumstances affecting its clients' status, particularly those (e.g. change of residence) as a result of which they may become US clients, "recalcitrant clients", "non-consenting clients" or "Non-Participating FFIs".

In addition, the Asset Manager hereby expressly undertakes that it has not proactively taken and will not take any of the following actions:

- to assist clients in avoiding their US tax obligations and/or otherwise to follow practices or procedures intended to provide assistance to clients in the avoidance of their US tax obligations;
- to give advice to clients aimed at facilitating the avoidance of their US tax obligations;
- to suggest that clients close their accounts and/or transfer of withdraw assets from their accounts in order to avoid US tax reporting thresholds;
- to fail to disclose any information about the US status or indicia of US status of clients which it has or may become aware of;
- to suggest to clients to remove indicia of US status from their accounts.

All terms used in this section are for convenience only and must only be interpreted as fully defined under the provisions of FATCA and under any additional guidance provided by the IRS, an IGA or a foreign government, as applicable.

An Overview of Key FATCA Terms is set out in Schedule 2, and the same forms an integral part of this agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the day and year first above written.

Signed for and on behalf of the Bank	
[signature]	[signature]
Name(s) Isay Lifshitz	Cindy Ho

Signed for and on behalf of the Asset Manager	
⊗.	⊗ [signature]
Name(s) Mr. Zhao	Cyrus 赵质生

In the presence of:

Signature of Witness
⊗ [signature]
Name Derrick or Mr. Chan
Address

SCHEDULE 1

Remuneration Terms As Agreed Between Parties

☑ **Option 1**

The Remuneration payable by the Bank to the Asset Manager under this Agreement shall only take the form of benefits to be granted by the Bank to the Asset Manager, being a discount on the Bank's fees charged to the Client by the Bank on Investment Transactions and custody fees, provided that such Remuneration payable shall be an amount determined by the Bank in good faith at its sole and absolute discretion, and further provided that:

(a) the potential client is accepted by the Bank with the consent of the Bank as a Client; and

(b) a banking relationship is established between the Client and the Bank and/or any other branches with the agreement of the Bank.

"**Investment Transactions**", in relation to a Client, means investment transactions undertaken by or on behalf of the Client (including the purchase and/or sale of investments entered into by or on behalf of the Client), but excluding any custody services provided by the Bank, any loans or other credit facilities granted by the Bank or any other transactions or business entered into between the Client and the Bank (whether in connection with investment transactions undertaken by or on behalf of the Client or otherwise).

For the avoidance of doubt, no remuneration of any kind shall be payable by the Bank to the Asset Manager directly under this Agreement whether or not with respect to Investment Transactions, custody services provided by the Bank, interest on loans and/or loan related revenue (such as upfront fees, arrangement fees, facility fees and retainer fees) received by the Bank.

☑ **Option 2**

1. The Remuneration payable by the Bank to the Asset Manager under this Agreement, in respect of each Account, shall be a fee equal to 50 % of the Income Earned from Investment Income received by the Bank ("**Fee**"), provided that:

   (a) the potential client is accepted by the Bank and/or any other branches with the consent of the Bank as a Client; and

   (b) a banking relationship is established between the Client and the Bank and/or any other branches with the agreement of the Bank.

   "**Income Earned**", in relation to an Account, means the gross cumulative revenue (inclusive of fees earned and commissions paid) accrued by the Bank less third party charges, costs and expenses (including but not limited to commission expenses, goods and services tax, stamp duty and custody fee expenses) incurred in respect of the relevant transactions carried out via the Account.

"**Investment Income**", in relation to an Account, means revenue earned from investment transactions (including the purchase and/or sale of investments entered into by or on behalf of the Client), but excluding income from interest on loans and loan-related revenue (such as upfront fees, arrangement fees, facility fees and retainer fees) received by the Bank.

For the avoidance of doubt, no further payment shall be made by the Bank to the Asset Manager under this Clause with respect to the Income Earned from interest on loans and/or loan related revenue received by the Bank.

2. The Fees shall be payable in the following manner:

(a) the Bank shall pay the Fees in arrears on a quarterly basis (each period for which Fees shall be payable, a "**Period**"). The first Period shall commence on the Effective Date and shall end on the last day of the quarter on which the Effective Date falls;

(b) the Fees in respect of each Period shall be paid not later than 45 calendar days from the date of the last day of such Period by way of telegraphic transfer into:

Plutus Asset Management Limited
Bank of Communications Co., Ltd. Hong Kong Branch
Account no.: 027-841-101237-201 (Multi-Currency)
Swift: COMMHKHH

(c) the amount of Fees payable in respect of each Period shall be the amount determined by the Bank in good faith at its sole and absolute discretion and as set out in the statement(s) produced by the Bank and such statement(s) shall, in the absence of manifest error, be conclusive and binding on the Asset Manager. In particular, the Asset Manager shall not be informed of or be entitled to know or find out from the Bank any Client's financial activities or the source of any fees paid or to be paid. For the avoidance of doubt, any Fee shall not be assigned or pledged to third parties without the Bank's prior written consent; and

(d) the Fees shall be inclusive of any goods and services tax and shall be subject to any and all deductions or withholdings as are required by law. If any deductions or withholdings are required by law, the Bank shall pay to the Asset Manager the Fees less such deduction or withholding.

By signing this Schedule 1, the Asset Manager confirms that the Remuneration payable under this Agreement shall be governed by the terms set out in the Option agreed to by the parties (as indicated by the tick in the applicable checkbox above).

Signed for and on behalf of the Asset Manager	
赵 [signature]	[signature]
Name(s) Mr. Zhao	Cyrus

SCHEDULE 2

Overview of key FATCA terms

The definitions below are provided for your convenience only and the Bank may not be held liable for the definitions or for the consequences of any decisions based on their interpretation. You are strongly encouraged to refer to the official applicable FATCA regulations or guidance and to consult a tax expert or other professional with specialist knowledge.

Term	Definition
Account	A financial account, including a depository account, a custodial account, any equity or debt interest in a financial institution, any cash value insurance contract and any annuity contract issued or maintained by a financial institution.
Account holder	A person listed or identified as the holder or owner of the account with the FFI that maintains that account, regardless of whether the entity is a flow-through entity.
Active business	An NFFE for which under 50% of its gross income is passive and under 50% of its total assets are held to produce passive income (usually income from financial holdings such as dividends and interest).
Active NFFE	NFFE for whom less than 50% of its gross income for the preceding calendar year is passive income and less than 50% of the weighted average % of its assets produce or are held for the production of passive income (i.e. dividends, interest, annuities etc.). Under the Swiss IGA the term also refers to the entities listed as Excepted NFFEs.
Beneficial owner	The person who is the owner of the income for tax purposes and who beneficially owns that income. Thus, a person receiving income in a capacity as a nominee, agent or custodian for another person is not the beneficial owner of the income.
Complex trust	A trust that is not a simple trust or grantor trust.
Controlling Person	A natural person controlling an entity. For trusts, the settlor, trustee, protector or beneficiary who effectively controls the trust and for other structures a person in similar positions.
Effectively Connected Income	Income effectively (or deemed to be) connected with the conduct of a trade or business in the US, other than FDAP income (e.g. income from assets used in a US trade or business).
EIN	Employer Identification Number, used by the IRS to identify a business entity (also known as Federal Tax Identification Number).
Entity	A person or structure other than an individual.
Excepted NFFE (Active NFFE in the Swiss IGA)	Entities excluded from the FFI definition and not subject to withholding, including: • corporation with stock traded on established securities market • affiliated group of those corporations • US Territory entity owned by its residents • Active NFFE • nonfinancial holding, treasury, captive of nonfinancial group; start-up; non-profit, liquidating • foreign government

Term	Definition
	• international organization • foreign central bank of issue
FATCA	Chapter 4 of the Internal Revenue Code adopted to prevent US taxpayers with financial assets in offshore financial institutions and vehicles from avoiding their US tax obligations. FFIs must identify and report to the IRS US persons with assets abroad and NFFEs must identify their Substantial US Owners. Failure to [illegible]
FFI agreement	An agreement between the IRS and a Participating FFI, including QI agreements, with-holding partnership agreements and withholding trust agreements entered into by Reporting Model 2 FFIs with effective or renewal date on or after June 30, 2014.
Financial Institution	A Financial Institution is: • a depository institution (entity that accepts deposits in the course of a banking business); • a custodial institution (entity that primarily holds financial assets for the account of others);
Flow-through entity	A partnership, simple trust or grantor trust, as determined under US tax principles.
Flow-through with-holding certificate	A Form W-8IMY submitted by foreign partnerships or by foreign simple or grantor trusts.
Foreign entity	A foreign entity is any entity that is not a US person, including a territory entity.
Foreign Financial Institution (FFI)	A non-US entity that fulfils the conditions of Financial Institution.
Foreign person	Any person other than a US person, including a foreign branch of a US person that furnishes an intermediary withholding certificate indicating that it is a QI
Grantor trust	A trust where one or more living grantors or settlors are owners of a part or of the whole trust.
Gross proceeds	The proceeds from a sale, exchange or disposition of property that requires recognition of gain or loss, whether or not the owner is not subject to US tax with respect to such sale, exchange or disposition. Property must be able to produce US source FDAP income.
Intergovernmental agreement (IGA)	An agreement between the US and a foreign government to implement FATCA. • FFIs in a Model 1 jurisdiction report US account holders to their national authorities, who will report this information to the US under an automatic exchange of information agreement. • FFIs in a Model 2 jurisdiction report information directly to the US, followed by an exchange of information request by the US, if required.
Intermediary	A person that, for that payment it receives, acts as a custodian, broker, nominee or as an agent for another person, regardless of whether such other person is the beneficial owner of the amount paid, a flow-through entity or another intermediary.

Term	Definition
Intermediary withholding certificate	A Form W-8IMY submitted by an intermediary.
Investment Entity	Entity that primarily conducts as a business any of the following activities on behalf of clients: trading financial assets, portfolio management, or investing, administering or managing funds.
NFFE	A Non-Financial Foreign Entity is a foreign entity that is excluded from the definition of FFI.
Non-Financial Hedging/ Treasury	The NFFE primarily engages in financing and hedging transactions with or for Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any Entity that is not a Related Entity, provided that the group of any such Related Entities is primarily en-gaged in a business other than that of a Financial Institution.
Non-Financial Group Holding	An NFFE whose activities substantially consist of holding the outstanding stock of, and providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except if the NFFE functions as an investment fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.
Non-Financial Liquidating Entity	The NFFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganizing with the intent to continue or recommence operations in a business other than that of a Financial Institution.
Non-Financial Start-Up	A NFFE not yet operating a business with no prior history, investing capital into assets with the intent to operate a business other than that of a Financial Institution; provided, that the NFFE shall not qualify for this exception after the date of the initial organization of the NFFE.
Non-participating FFI	An NPPI is an FFI that does not enter into an FFI agreement and is not deemed compliant or excepted under FATCA. NPFFIs are not acceptable as clients or counterparties.
Nonprofit organization	An NFFE that meets all the following requirements: • created exclusively for religious, charitable, scientific, artistic, cultural, or educational aims; • exempt from income tax in its country of residence; • has no shareholders/members with proprietary or beneficial interest in its income or assets; • any income or assets may not be distributed to, or applied for the benefit of a private person or non-charitable entity except pursuant to its charitable activities, or as reasonable compensation for services or property purchased; **and** • the applicable laws or formation documents require that, upon the Entity's liquidation or dissolution, all its assets be distributed to a governmental entity or non-profit organization, or escheat to the government of the Entity's country of residence.
Owner	Individual shareholders, partners or members with a direct or indirect equity or debt interest in an entity or, for trusts, the settlor or founder, or in the case of simple trusts, the beneficiaries.

Term	Definition
Owner-Documented FFI	An FFI treated as deemed compliant with payments from or accounts with a withholding agent (a PFFI or reporting Model 1 FFI) that agrees to undertake the due diligence and reporting required under FATCA and for which it does not act as intermediary. Requirements: the FFI • is an FFI solely because it is an investment entity; • is not in an EAG with a depository or custodial institution or specified insurance company; • does not maintain an account for any nonparticipating FFI; • provides all documentation required and agrees to inform it of changes in circumstances.
Participating FFI	An FFI that enters into an agreement with the IRS to undertake certain due diligence, withholding and reporting requirements for US account holders.
Partnership	A business entity that is not a corporation and that has at least two members.
Passive NFFE	An NFFE other than an Excepted NFFE.
Person	An individual, a trust, estate, partnership, association, company or corporation. The term person does not include a wholly owned entity that is disregarded for federal tax purposes as an entity separate from its owner. Notwithstanding the previous sentence, the term person includes, with respect to a withholdable payment, a foreign branch of a US person that furnishes an intermediary withholding certificate indicating that it is a QI.
Recalcitrant account holder	Holder of an account who may be subject to FATCA withholding because it has failed to: • comply with FFI requests for information to confirm identity of US owners, or • provide a waiver to disclose information to the IRS where prevented by foreign law.
Simple trust	A trust in respect of which there is a requirement a) that all of its income be distributed currently, and b) which does not provide that any funds be paid to, or permanently set aside for charitable purposes and in fact no amount in excess of income is distributed.
Specified US Person	US resident alien or citizen (including dual citizen), private US corporation, US partnership, US trust or estate.
Sponsored Investment Entity	Entity with a Sponsoring Entity performing the due diligence, withholding, and reporting obligations on its behalf. The entity is treated as a Registered Deemed Compliant FFI.
Sponsored Closely Held Investment Vehicle	This status allows a sponsoring entity to register a Sponsored Closely Held Investment Vehicle and fulfil its FATCA requirements. The sponsored entity must be an investment entity FFI, must not hold itself out as an investment vehicle for unrelated parties and have fewer than 20 investors. The sponsored entity is treated as a Certified Deemed Compliant FFI.
SSN	Social Security Number identifying individuals for US QI and FATCA reporting purposes.
Substantial US Owner	Any specified US person: • that owns over 10% of a foreign corporation or of the interests of a foreign partnership • that is treated as an owner of any portion of a trust, or

Term	Definition
	• that holds over 10% of the beneficial interests of a trust For investment entity FFIs the ownership threshold is 0%.
TIN	Taxpayer Identification Number, a generic name for an EIN or SSN.
Trustee Documented Trust	Trusts that are investment entities with trustees that are Reporting Model 1 FFIs who accept to document the trusts and report all information required on the trusts' US reportable accounts. Such trusts will be treated as Certified Deemed Compliant FFIs
US Account	Any financial account held by Specified US Persons or US Owned Foreign Entities.
US Indicia	Any of the following may indicate US status: • US citizenship • Permanent residence (incl. holding a green card or meeting the "substantial presence test") • US address (resident or correspondence) • Place of birth in the US, including US territories • US telephone number • Power of Attorney or signatory authority granted to a person with US address • Standing instructions to transfer funds to US account or directions received from the US.
US Owned Foreign Entity	Foreign entity with at least one substantial US owner.
US Person	US citizens or resident individuals, partnerships or corporations organized in the US or under US law, trusts if (i) a US court has authority to render judgments about administration of the trust, and (ii) any US person has may control all substantial decisions of the trust, or estates of a decedent that is a US citizen or resident. Please, also refer to US indicia.
Withholding agent	Person having control, receipt, custody, disposal or payment of any withholdable payment.
Withholdable payment	A payment of US source FDAP income and any gross proceeds from the disposition of any property of a type that can produce interest or dividends that are US source FDAP income.